Exhibit 10.16


                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated as of the ____________, 1997, between COMMONWEALTH BIOTECHNOLOGIES, INC., a Virginia corporation (the "Company"), and _____________ ("Optionee"), is made pursuant and subject to the provisions of the Company's 1997 Stock Incentive Plan (the "Plan"), a copy of which is attached and which is incorporated herein by reference. If there shall be any inconsistency between this Agreement and the Plan, the terms of the Plan shall control. All capitalized terms used herein that are defined in the Plan have the same meanings given them in the Plan. All references herein to the Plan shall mean the Plan in effect on the date hereof, as the same may be amended from time to time in accordance with its terms.

         1. Grant of Option. Pursuant to the Plan, the Company hereby grants to Optionee, subject to the terms and conditions set forth herein and in the Plan, the right and option (the "Option") to purchase from the Company all or any part of an aggregate of __ shares of Common Stock (the "Option Shares") at the price (the "Option Price") of $_________ per share, being not less than the Fair Market Value per share of the Common Stock on the date of grant. Such Option will be exercisable as hereinafter provided. This Option is intended to be an Incentive Stock Option under Section 422 of the Code, but the Company does not represent or warrant that the Option qualifies as such.

         2. Terms and Conditions. This Option is subject to the following terms and conditions:

                  (a) Expiration Date. The Expiration Date of this Option is ten years after the date of this Agreement.

                  (b) Vesting; Exercise of Option. Subject to paragraphs 3, 4, 5, and 7, this Option shall become exercisable in accordance with following schedule:

         [vesting schedule to be inserted]

         Once this Option has become exercisable in accordance with the preceding schedule it shall continue to be exercisable with respect to such Option Shares until the termination of Optionee's rights hereunder pursuant to paragraphs 3, 4, 5, or 6, or until the Expiration Date, whichever occurs first. A partial exercise of this Option shall not affect Optionee's right to exercise this Option with respect to the remaining Option Shares, subject to the conditions of the Plan and this Agreement. Any portion of this Option which has not become exercisable on the effective date of termination of Optionee's employment by the Company shall lapse.

                  (c) Method of Exercising and Payment. This Option shall be exercised by written notice in the form attached hereto as Exhibit A, which is incorporated herein by reference, delivered to the attention of the Company's Secretary at the Company's principal office in Virginia. The exercise date shall be the date such notice is received by the Company. Such notice shall be accompanied by (i) cash payment or certified check equal to the Option Price times the number of shares purchased (the "Exercise Price"), (ii) a certificate representing Common Stock held for at least six months if acquired from the Company and not subject to any restrictions with a Fair Market Value equal to the Exercise Price, or (iii) instructions for the Company to withhold from the purchased shares an amount with a Fair Market Value equal to the Exercise Price. Upon acceptance of such notice and receipt of payment in full, the Company shall cause to be issued a certificate representing the shares of Common Stock so purchased.

                  (d) Nontransferability. This Option is nontransferable except by will or by the laws of descent and distribution. During the Optionee's lifetime, this Option may be exercised only by Optionee.

         3. Exercise During Employment. Except as provided in Sections 4, 5 and this Section 3, this Option may not be exercised (if otherwise exercisable under Section 2) in whole or in part unless Optionee is then an employee of the Company or an Affiliate or unless it is exercised, to the extent exercisable on the date of termination under Section 2(b) above, within the period ending on the earlier of the Expiration Date or the date 90 days after the effective date of termination of Optionee's employment by the Company or an Affiliate; provided, however, that in the event Optionee was terminated by the Company for Cause, this Option may not be exercised at any time after the effective date of such termination.

         4. Exercise in the Event of Death. In the event Optionee dies while an employee of the Company or an Affiliate and prior to the Expiration Date of this Option, this Option may be exercised by Optionee's estate, or other person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, to the extent exercisable on the date of his death under Section 2(b) above, within one year after Optionee's death or until the Expiration Date, whichever is earlier.

         5. Exercise in the Event of Permanent and Total Disability. If Optionee becomes permanently and totally Disabled (as determined in the sole and absolute discretion of the Company) while an employee of the Company or an Affiliate and prior to the Expiration Date of this Option, Optionee may exercise this Option, to the extent exercisable on the date Optionee becomes permanently and totally Disabled under Section 2(b) above, until the earlier of one year from the date he ceases to be employed by the Company or an Affiliate due to such Disability or the Expiration Date.

         6. Extension if Optionee Subject to Section 16(b) of the 1934 Act. Notwithstanding the foregoing paragraphs 3, 4, and 5, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the 1934 Act, the Option shall remain exercisable to the extent permitted by law until the earliest to occur of (i) the 10th day following the date on which the Optionee would no longer be subject to such suit, (ii) the 190th day after the Optionee's termination of employment, or (iii) the Expiration Date, provided that no additional vesting of the Option shall occur during such periods. Any such extension of the period in which the Option may be exercised may result in the Option ceasing to qualify as an Incentive Stock Option and the Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisors as to the tax consequences to the Optionee of any such delayed exercise.

         7. $100,000 Limitation; Acceleration.

                  (a) Except as provided in Section 7(b) below, the aggregate Fair Market Value of the stock with respect to which Optionee may exercise the Option for the first time during any calendar year (determined as of the date the Option was granted), together with any other Incentive Stock Options which are exercisable by Optionee for the first time under any Company plan during any such year, as determined in accordance with Code Section 422, shall not exceed $100,000 (the "$100,000 Limitation"), other than as a result of an acceleration of vesting due to a Change of Control transaction pursuant to Section 18 of the Plan. In the event an acceleration of vesting causes the number of shares for which the Option is first exercisable to exceed such amount, Section 7(b), below, will apply. To the extent the exercisability of the Option is deferred by reason of the $100,000 Limitation, the deferred portion of the Option will first become exercisable in the first calendar year or years thereafter in which the $100,000 Limitation would not be contravened.

                  (b) Notwithstanding any other provisions of this Agreement, in the event an acceleration of vesting causes the number of shares for which the Option is first exercisable to exceed the $100,000 Limitation, the Option shall be deemed to be two options. The first Option shall be for the maximum number of shares subject to the Option that can comply with the $100,000 Limitation without causing the Option to be unexercisable as to vested shares. The second Option, which shall not be treated as an Incentive Stock Option, shall be for the balance of the shares subject to the Option and shall be exercisable on the same terms and at the same time as set forth in this Agreement; provided, however, that such shares shall become vested on the same date or dates as set forth in this Agreement without regard to this paragraph. Unless Optionee specifically elects to the contrary in his written notice of exercise, the first option shall be deemed to be exercised first to the maximum possible extent and then the second option shall be deemed to be exercised.

         8. No Right to Continued Employment. This Option does not confer upon Optionee any right with respect to continuance of employment by the Company or an Affiliate, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time with or without cause.

         9. Change in Capital Structure. The terms of this Option shall be adjusted as provided in Section 17 of the Plan from time to time as the Board determines is appropriate in the event of any subdivision of consolidation of shares or other capital adjustment. Any and all new, substitute, or additional securities or other property to which Optionee is entitled by reason of ownership of the Option Shares shall be immediately subject to this Agreement and shall be included in the definition of Option Shares for all purposes.

         10. General Restrictions. Notwithstanding anything contained herein to the contrary, no purported exercise of the Option shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise of the Option, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, (i) require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state or (ii) violate any federal, state, or foreign securities laws or other law or regulations. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. The Optionee shall deliver to the Company, prior to the exercise of this Option, such information, representations and warranties as the Company may reasonably request for the Company to be able to satisfy itself that the Common Stock to be acquired pursuant to the exercise of the Option is being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws. The Optionee is cautioned that the Option may not be exercisable unless the foregoing conditions are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested.

         11. Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for Applicable Withholding Taxes, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any Option Shares, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any Option Shares. The Company shall have the right to withhold or retain from any payment to Optionee (whether or not such payment is made pursuant to this Option) or take such other action as is permissible under the Plan which the Company deems necessary or appropriate to satisfy any Applicable Withholding Taxes. The Optionee is cautioned that the Option is not exercisable unless the Company's withholding obligations are satisfied.

         12. Notice of Disqualifying Disposition. To obtain certain tax benefits afforded to ISOs under Code Section 422, Optionee must hold the shares issued upon the exercise of an ISO for two years after the date of grant of the option and one year from the date of exercise. Optionee may be subject to the alternative minimum tax at the time of exercise. Tax advice should be obtained when exercising any option and before the disposition of the shares issued upon the exercise of any option. By accepting the Option, Optionee hereby agrees to promptly notify the Company's Chief Financial Officer if Optionee disposes of any of the Option Shares within one year from the date he exercises all or part of the Option or within two years of the date of grant of the Option.

         13. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia without reference to the conflicts of laws principles of any jurisdiction.

         14. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

         15. Legends. The Company may at any time place legends referencing the terms of this Agreement and any applicable federal, state, or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this paragraph. Unless otherwise specified by the Company, legends placed in such certificates may reference, but shall not be limited to, (i) the 1933 Act requirements, (ii) the right of first refusal, and
(iii) the requirements of Code Section 422.

         16. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Optionee and the successors of the Company.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements or understandings with respect to the subject matter hereof. This Agreement may only be amended by a writing signed by the party to be charged.

         18. Legal Counsel. This Agreement has been prepared by LeClair Ryan, A Professional Corporation (the "Firm"), as counsel to the Company, after full disclosure of its representation of the Company to Optionee and with the consent and direction of Optionee. Optionee has reviewed the contents of this Agreement and fully understands its terms. Optionee acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Company, that the Firm has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. Optionee further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Optionee has affixed his signature hereto.

                                        COMMONWEALTH
                                        BIOTECHNOLOGIES, INC.


                                        By: _____________________________
                                        Its:  _____________________________
                                        Date: ________________


                                        ___________________________________
                                        ______________, Optionee
                                        Date:_________________



                                                                    Exhibit A

                       NOTICE OF EXERCISE OF STOCK OPTION
         TO PURCHASE COMMON STOCK OF COMMONWEALTH BIOTECHNOLOGIES, INC.


                                       Name:___________________________

                                       Address:_________________________

                                       _________________________________

                                       Date:____________________________



COMMONWEALTH BIOTECHNOLOGIES, INC..

Attention:  Secretary

         Re:  Exercise of Stock Option

Gentlemen:

         Subject to acceptance hereof in writing by Commonwealth Biotechnologies, Inc. (the "Company") pursuant to the provisions of the Commonwealth Biotechnologies, Inc. 1997 Stock Incentive Plan, I hereby elect to exercise options granted to me to purchase ______________ shares of Common Stock, no par value (the "Stock"), of the Company under the Incentive Stock Option Agreement dated April 23, 1997 (the "Agreement"), at a price of $__________ per share, for a total of $________ (the "Exercise Price"). Any capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

         I wish to pay for the Stock as follows:

    [ ] By cash, certified check, or bank cashier's check, enclosed, for $_______________ for the full Exercise Price, payable to Commonwealth Biotechnologies, Inc.

    [ ] By the enclosed certificate representing ____ shares of Common Stock with a Fair Market Value equal to the Exercise Price ($ _________) that I have held for at least six months (if I acquired them from the Company) and are not subject to any restrictions.

    [ ] By requesting that the Company withhold from the Stock I am purchasing an amount with a Fair Market Value equal to the Exercise Price.

As soon as the Stock Certificate is registered as indicated below, please deliver it to me at the above address.

         I would like the Stock to be registered in the name(s) of ________________________________ as ____________________________________
(specify individual, joint tenants, tenants by the entirety, for the benefit of, or other legal designation).

                                                 Very truly yours,



                                                 ____________________________


AGREED TO AND ACCEPTED:

COMMONWEALTH BIOTECHNOLOGIES, INC..


By: _____________________________

Its: ____________________________

Number of Shares
Exercised: ______________________

Number of Shares
Remaining: ______________________